GARY A. ZIPKIN
LOUIS R. VEERMAN
JAMES D. LINXWILER
JAMES D. DEWITT
GEORGE R. LYLE
MICHAEL S. MCLAUGHLIN
MICHAEL K. NAVE
AISHA TINKER BRAY
GREGORY G. SILVEY
MATTHEW COOPER
CHRISTINA RANKIN
DAVID H. PARRISH

LAW OFFICES OF
Guess&Rudd P.C.

510 L STREET, SUITE 700
ANCHORAGE, ALASKA 99501-1964
TELEPHONE (907) 793-2200
FACSIMILE (907) 793-2299
www.guessrudd.com

W. EUGENE GUESS 1932-1975
JOSEPH RUDD 1933-1978
FRANCIS E. SMITH, JR. 1941-1991

OFFICES IN
ANCHORAGE & FAIRBANKS

OF COUNSEL
MARGARET S. JONES

February 5, 2009

Goldrich Mining Company
Attn: Richard R. Walters
3412 S. Lincoln Drive
Spokane, Washington 99203

Re: Goldrich Mining Company
Our File No. 5951.4

Dear Ladies and Gentlemen:

We are acting as counsel to Goldrich Mining Company (the "Company") for Alaska legal matters in connection with a Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission on or about February 5, 2009 under the Securities Act of 1933, as amended (the "Act"), said Registration Statement being hereinafter called the "Registration Statement" relating to the resale by certain shareholders of the Company named in the Registration Statement (the "Selling Shareholders") of up to 9,380,000 shares of common stock of the Company, par value $0.10 per share, which consists, in relevant part, of 2,500,000 shares of common stock issued to certain of the Selling Shareholders as described in the Registration Statement (the "Shares"), 5,000,000 shares of common stock acquirable upon conversion of a 6% Convertible Debenture of the Company in principal amount of $1,000,000 (the "Convertible Debenture") held by a Selling Shareholder (the "Debenture Shares"), 323,070 shares of common stock issued upon conversion of accrued interest on the Convertible Debenture held by a Selling Shareholder (the "Issued Interest Shares), and 376,930 shares of common stock acquirable upon conversion of interest on the Convertible Debenture held by a Selling Shareholder (the "Un-issued Interest Shares").

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) a Certificate of Good Standing (or other evidence of good standing) issued by the Alaska Department of Commerce, Community and Economic Development, (iii) the Company's Amended Articles of Incorporation, (iv) the Company's currently effective Bylaws, and (v) minutes of the Corporation's Board of Directors and shareholders. We also have examined such other documents and satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion. As to various facts material to the opinions expressed below, we have relied upon certificates of public officials, representations and certifications from officers of the Company regarding the authenticity and completeness of Company documents provided to us by the Company, and representations contained in the documents referred to above. In particular, we are assuming that

the Shares and the Issued Interest Shares have been issued and delivered by the Company to the Selling Shareholder.

Based upon the foregoing and subject to the qualifications hereinafter expressed, we are of the opinion that the Shares and the Issued Interest Shares referred to above are legally issued, fully paid, and non-assessable, and that when:

(a) with respect to the Debenture Shares, the notice of conversion of the Debentures has been received by the Company in accordance with the conversion terms of the Debentures;

(b) with respect to the Un-issued Interest Shares, the notice of conversion has been received by the Company in accordance with the conversion terms of the Un-issued Interest Shares contained in the Debentures;

(c) the applicable conversion exercise price, if any, for the Debenture Shares and the Un-issued Interest Shares has been received by the Company; and

(d) the Debenture Shares and the Un-issued Interest Shares shall have been issued and delivered by the Company;

then, the Debenture Shares and the Un-issued Interest Shares referred to above will have been legally issued, fully paid, and non-assessable.

The Company is an Alaska corporation. This opinion is limited to matters governed by the internal laws of the state of Alaska.

These opinions are given as of the date hereof, without any obligation to update these opinions or to advise the addressee hereof, or any other party, of any changes in circumstances or laws that may hereafter be brought to our attention or occur which may affect this opinion.

We hereby consent to the filing of this Opinion with the Registration Statement, and to the references to our firm under the headings "Legal Matters" in the Prospectus which forms part of the Registration Statement.

Very truly yours,

Greene & Rudd P.C.